Exhibit 23.1

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     We have issued our report dated March 5, 2004 accompanying the consolidated financial statements of Synergy Brands Inc. and Subsidiaries appearing in the 2003 Annual Report on Form 10-KSB for the year ended December 31, 2003 which is incorporated by reference in this Registration Statement. We consent to the incorporation by reference in the Registration Statement of the aforementioned report and to the use of our name as it appears under the caption "Experts".

/s/ Grant Thornton LLP
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New York, New York
May 14, 2004